Exhibit 3.10

BYLAWS

OF

DOVER BMCS ACQUISITION CORP.

(a Delaware Corporation)

BYLAWS OF

DOVER BMCS ACQUISITION CORP.

(a Delaware Corporation)

i

ii

BYLAWS

OF

DOVER BMCS ACQUISITION CORP.

(a Delaware Corporation)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute. (Secs. 131, 133)

SECTION 1.02 Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires. (Sec. 141)

SECTION 1.03 Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

ARTICLE II

Meetings of Stockholders

SECTION 2.01 Place of Meeting. All meetings of the Stockholders of the Corporation shall be held at the registered office of the Corporation or at the principal office of the Corporation or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting. (Sec. 211(a))

SECTION 2.02 Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting as permitted by this Section 2.02, an annual meeting of the Stockholders of the Corporation, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held in each year on the first Thursday in May (commencing in 2008) at 10:00 a.m. If such day is a legal holiday, the annual meeting shall be held on the following business day. If the annual meeting is not held on such date, the Board of Directors by majority vote shall cause a meeting to be held as soon thereafter as convenient. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect Directors; provided, however, that if the consent is less than unanimous, the action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which the Directors could be elected at an annual meeting held at the effective time of the action are vacant and are filled by the action. Any other proper business may be transacted at the annual meeting. (Sec. 211(b), (c))

SECTION 2.03 Special Meetings. Special meetings of the Stockholders of the Corporation may be called at any time by the President, Chairman of the Board, or a majority of the Board of Directors, for any purpose or purposes for which meetings may be lawfully called. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the President to fix the date of the meeting to be held at such date and time as the President may fix, not less than 10 nor more than 60 days after the receipt of the request, and to give due notice thereof. If the President shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so. (Sec. 211(d))

SECTION 2.04 Notice of Meetings. Written notice of the place, date and hour of every meeting of the Stockholders, whether annual or special, shall be given by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary of the Corporation to each Stockholder of record having voting power with respect to the business to be transacted at such meeting not less than 10 nor more than 60 days before the date of the meeting. Each notice of a special meeting shall state the purpose or purposes for which the meeting is being called. Any meeting at which all Stockholders having voting power with respect to the business to be transacted thereat are present, either in person or by proxy, shall be a valid meeting for the transaction of business, notwithstanding that notice has not been given as hereinabove provided. (Sec. 222)

SECTION 2.05 Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury shares) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If, however, a quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record having voting power with respect to the business to be transacted at such meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power with respect to a question present in person or represented by proxy shall decide any such question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or these bylaws, a different vote is required in which case such express provision shall govern and control the decision on such question. Except upon those questions governed by the aforesaid express provisions, the Stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough Stockholders to leave less than a quorum. (Sec. 216, 222)

SECTION 2.06 Organization. At every meeting of the Stockholders, the President or, in the absence of the President, one of the following persons present in the order stated: Chairman of the Board, if any, a chairman designated by the Board of Directors, or a chairman chosen by the Stockholders, shall act as chairman, and the Secretary, or, in his or her absence, an Assistant Secretary or a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 2.07 Voting; Proxies. Except as provided in the certificate of incorporation or in a resolution adopted by the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware and subject to Section 213 of such Law, each Stockholder shall at every meeting of the Stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such Stockholder. In order to be valid, any such proxy shall be executed and delivered in accordance with the requirements of the Delaware General Corporation Law. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Each proxy shall be executed in writing by the Stockholder or by his or her duly authorized attorney-in-fact and filed with the Secretary of the Corporation or the secretary of the meeting prior to being voted. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. (Sec. 212)

SECTION 2.08 Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated consent delivered in the manner required herein to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing. (Sec. 228)

SECTION 2.09 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order and show the address of each Stockholder and the number of shares registered in the name of each Stockholder. The list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. (Sec. 219(a))

ARTICLE III

Board of Directors

SECTION 3.01 Powers. The Board of Directors shall have full power to manage the business and affairs of the Corporation; and all powers of the Corporation, except those specifically reserved or granted to the Stockholders by statute, the certificate of incorporation or these bylaws, are hereby granted to and vested in the Board of Directors. (Sec. 141(a))

SECTION 3.02 Number and Term of Office. The Board of Directors shall consist of such number of Directors, not less than one or more than seven, as may be determined from time to time by resolution of the Board of Directors. Unless and until so determined otherwise, the Board of Directors shall consist of one member. Each Director shall serve until the next annual election and until his or her successor shall have been elected and shall qualify, except in the event of his or her death, resignation or removal. All Directors of the Corporation shall be natural persons of full age, but need not be residents of Delaware or Stockholders of the Corporation. (Sec. 141(b))

SECTION 3.03 Resignations. Any Director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. Resignations shall become effective upon receipt or at such later time as shall be specified therein and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective. (Secs. 141(b), 223)

SECTION 3.04 Vacancies and Newly-Created Directorships. Vacancies and newly-created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority vote of the Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director so chosen shall hold office until the next annual election and until his or her successor shall have been duly elected and shall qualify, unless such Director dies, resigns or is removed prior to such time. If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then an election of Directors may be held by the Stockholders or in the manner provided by statute. (Sec. 223)

SECTION 3.05 Organization. At every meeting of the Board of Directors, the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, the President or, in his or her absence, a chairman chosen by a majority of the Directors present, shall preside, and the Secretary or, in his or her absence, an Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 3.06 Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting. (Sec. 141(g))

SECTION 3.07 Organization Meeting. The first meeting of each newly-elected Board of Directors shall, unless otherwise specified by the President of the Corporation, be held immediately after and at the same place as, the annual meeting of Stockholders. Notice of such meeting to the newly-elected Directors shall not be necessary in order legally to constitute the meeting, provided a quorum shall be present. (Sec. 141)

SECTION 3.08 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors. If the date fixed for any regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the Directors shall transact such business as may properly be brought before the meeting. (Sec. 141)

SECTION 3.09 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President or by two or more of the Directors. Notice of each such meeting shall be given to each Director by telephone, telegram, facsimile, in writing or in person at least 24 hours (in the case of notice by telephone or in person) or 48 hours (in the case of notice by telegram or facsimile) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. Except as otherwise specifically provided in these bylaws, no notice of the objects or purposes of any special meeting of the Board of Directors need be given, and, unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. (Sec. 141)

SECTION 3.10 Conference Telephone Meetings. One or more Directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting. (Sec. 141(i))

SECTION 3.11 Quorum, Manner of Acting and Adjournment. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except on additions, amendments, repeal or any changes whatsoever in the bylaws or the adoption of new bylaws with respect to any of which the affirmative votes of at least a majority of the members of the Board of Directors shall be necessary for the adoption of such changes and except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. (Sec. 141(b))

SECTION 3.12 Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee, an audit committee, a compensation committee and/or one or more other committees, each committee to consist of one or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. A majority of the members of any committee, as at the time constituted, shall be necessary to constitute a quorum thereof, and the act of a majority of the members of any committee who are present at any meeting thereof at which a quorum is present shall be the act of such committee. Any vacancy in any committee shall be filled by vote of a majority of the Directors at the time in office. (Sec. 141(c))

Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the authority of the Board of Directors (a) to approve or recommend to the Stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to the Stockholders for approval; (b) to adopt, amend, or repeal any bylaw of the Corporation; (c) to fill vacancies in the Board of Directors or any committee, including any directorship to be filled by reason of an increase in the number of Directors; (d) to elect or remove officers or members of any committee; (e) to fix the compensation of any member of a committee; (f) to alter or repeal any resolution of the Board of Directors which provides for any of the foregoing or which by its terms provides that it shall not be so amendable or repealable; or (g) to declare a dividend or to authorize the issuance of shares of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall fix the time and place of its meetings and its own rules of procedure and shall keep regular minutes of its meetings and report from time to time to the Board of Directors. (Sec. 141(c))

SECTION 3.13 Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee. (Sec. 141(f))

SECTION 3.14 Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or unless such Director shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 3.15 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. (Sec. 141(h))

SECTION 3.16 Removal of Directors. Except as otherwise provided in the certificate of incorporation or the General Corporation Law of the State of Delaware, any Director may be removed from office, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at any election of Directors, at any annual or special meeting of the Stockholders. (Sec. 141(k))

ARTICLE IV

Notices - Waivers

SECTION 4.01 Notice, What Constitutes. Whenever, under the provisions of the statutes of Delaware or the certificate of incorporation or of these bylaws, notice is required to be given to any Director or Stockholder, such notice may be given in writing, by mail, addressed to such Director or Stockholder, at the address of such Director or Stockholder as it appears on the records of the Corporation, with postage thereon prepaid. Notice given in accordance with this provision shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors of special meetings must be given in accordance with Section 3.09 of Article III hereof. (Sec. 222(b))

SECTION 4.02 Waivers of Notice. Whenever any notice is required to be given under the provisions of the certificate of incorporation, these bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice of such meeting unless so required by the certificate of incorporation or these bylaws. Attendance by a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. (Sec. 229)

ARTICLE V

Officers

SECTION 5.01 Number, Qualifications and Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Secretary and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may be, but need not be, Directors or Stockholders of the Corporation. (Sec. 142)

SECTION 5.02 Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his or her office until such officer’s successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation or may be removed, with or without cause, by the Board of Directors. (Sec. 142)

SECTION 5.03 Other Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers, including without limitation a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and appoint such committees, employees and other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents. (Sec. 142)

SECTION 5.04 Chairman of the Board and Vice Chairman. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time. He or she may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The Vice Chairman, if any, shall, at the request of the Chairman or in his or her absence or disability, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 5.05 President. The President shall preside at all meetings of the Stockholders and, if there is no Chairman or Vice Chairman of the Board, or in their absence, all meetings of the Board of Directors. He or she may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The President may employ all agents and employees of the Corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 5.06 Chief Executive Officer. The Board of Directors shall assign the duties of the Chief Executive Officer of the Corporation to either the Chairman of the Board of Directors or the President. Such duties shall include the authority and powers necessary for the general management of the business, properties, activities and policies of the Corporation, subject, however, to the control of the Board of Directors.

SECTION 5.07 Chief Operating Officer. The Board of Directors shall assign the duties of the Chief Operating Officer of the Corporation to the Chairman of the Board of Directors, the President or any other officer of the Corporation. Such duties shall include the authority necessary for the active management and general supervision of the everyday business of the Corporation and the duty to see that all orders and policies of the Chief Executive Officer and the Board of Directors are carried into effect. The Chief Operating Officer shall appoint and remove, employ and discharge, and fix the compensation of all employees and agents of the Corporation, other than the duly elected officers, subject to the approval of the Board of Directors. At the request of the Chief Executive Officer, or in his or her absence or disability, the Chief Operating Officer shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

SECTION 5.08 Chief Financial Officer. The Board of Directors may assign the duties of Chief Financial Officer of the Corporation to any officer of the Corporation. Such duties shall include the active management and supervision of the financial and accounting affairs of the Corporation.

SECTION 5.09 Vice Presidents. Any Vice President shall, at the request of the President or in his absence or disability, perform the duties and exercise the powers of the President and such other duties as may from time to time be assigned by the Board of Directors or by the President. At the discretion of the Board of Directors, one or more Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

SECTION 5.10 Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Stockholders and of the Board of Directors and shall record the proceedings of the Stockholders and of the Directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the Corporation as required by law; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or the President. Any Assistant Secretary shall, at the request of the Secretary or in his or her absence or disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the President or the Secretary shall prescribe.

SECTION 5.11 Treasurer and Assistant Treasurers. The Treasurer, if any, shall have or provide for the custody of the funds or other property of the Corporation. Whenever so required by the Board of Directors or the President, the Treasurer shall render an account showing his or her transactions as Treasurer and the financial condition of the Corporation. In general, the Treasurer shall discharge such other duties as may from time to time be assigned to him or her by the Board of Directors or the President. Any Assistant Treasurer shall, at the request of the Treasurer or in his or her absence or disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the President or the Treasurer shall prescribe.

SECTION 5.12 Officers’ Bonds. No officer of the Corporation need provide a bond to guarantee the faithful discharge of his or her duties unless the Board of Directors shall by resolution so require a bond, in which event such officer shall give the Corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office. (Sec. 142(c))

SECTION 5.13 Compensation. The compensation of the officers and agents of the Corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors. Any employment contract, whether for an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment, and any such contract, but only if so approved or authorized, shall be valid and binding upon the Corporation in accordance with the terms thereof; provided, however, this provision shall not limit or restrict in any way the right of the Corporation at any time in its discretion (which right is hereby expressly reserved) to remove from office, discharge or terminate the employment or otherwise dispense with the services of any such officer, agent or employee, as provided in these bylaws, prior to the expiration of the term of employment under any such contract, provided only that the Corporation shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract. (Sec. 141(a))

SECTION 5.14 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board of Directors, if any, the President or any Vice President of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders, or with respect to any action of security holders, of any other Corporation in which the Corporation may hold securities and shall have power to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE VI

Capital Stock

SECTION 6.01 Issuance. The Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation. Unless otherwise provided by the certificate of incorporation or these bylaws, the Board of Directors may provide by resolution that some or all of any or all classes and series of the shares of capital stock of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. The Board of Directors may also appoint one or more transfer agents and/or registrars for its stock of any class or classes and for the transfer and registration of certificates representing the same and may require stock certificates to be countersigned by one or more of them. They shall be signed by the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President and attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue. (Secs. 158, 161)

SECTION 6.02 Regulations Regarding Certificates. Except as otherwise provided by law, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation. (Sec. 161)

SECTION 6.03 Stock Certificates. Stock certificates of the Corporation shall be in such form as is provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation or by any agency designated by the Board of Directors for that purpose. (Sec. 158)

SECTION 6.04 Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. (Sec. 167)

SECTION 6.05 Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6.06 Determination of Stockholders of Record for Voting at Meetings. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. (Sec. 213(a))

SECTION 6.07 Determination of Stockholders of Record for Dividends and Distributions. In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (Sec. 213(c))

SECTION 6.08 Determination of Stockholders of Record for Written Consent. In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors, when prior action by the Board of Directors is required by statute, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. (Sec. 213(b))

ARTICLE VII

Indemnification of Officers, Directors, Employees and Agents

SECTION 7.01 Indemnification in Third Party Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any “third party proceeding” (which shall include, for purposes of this Article VII, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including without limitation attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful. (Sec. 145)

SECTION 7.02 Indemnification in Corporate Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any “corporate proceeding” (which shall mean, for purposes of this Article VII, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including without limitation attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of a corporate proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. (Sec. 145(b))

SECTION 7.03 Mandatory Indemnification. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding referred to in Section 7.01 or 7.02 above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including without limitation attorneys’ fees, actually and reasonably incurred by such person in connection therewith. (Sec. 145(c))

SECTION 7.04 Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a present or former Director or officer of the Corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01, 7.02 or 7.03 of this Article VII. This determination shall be made, with respect to a person who is a Director or officer at the time of the determination:

(a)	By a majority vote of the Directors who are not parties to the third party or corporate proceeding, even though less than a quorum;

(b)	By a committee of Directors designated by a majority vote of Directors, even though less than a quorum;

(c)	If there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or

(d)	By the Stockholders. (Sec. 145(d))

SECTION 7.05 Burden of Proof. In the event a claim for indemnification by any person who was or is a party or is threatened to be made a party to any third party or corporate proceeding is denied by the Corporation (except for a claim by a person described in Section 7.08 hereof), the Corporation shall, in any subsequent legal proceedings relating to such denial, have the burden of proving that indemnification was not required under Section 7.01, 7.02 or 7.03 of this Article VII, without regard to Section 7.04 hereof, or under any other agreement or undertaking between the Corporation and such person, or was not permitted under applicable law.

SECTION 7.06 Advancing Expenses. Expenses incurred by a Director or officer or former Director or officer in defending a third party or corporate proceeding shall be paid by the Corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the Director or officer or former Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Expenses incurred by other employees and agents may be so paid upon the terms and conditions, if any, as the Corporation deems appropriate. (Sec. 145(e))

SECTION 7.07 Employee Benefit Plans. For purposes of this Article VII, references to “other enterprises” shall include, but are not limited to, employee benefit plans; references to “fines” shall include, but are not limited to, any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include, but are not limited to, any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, the Director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.” (Sec. 145(i))

SECTION 7.08 Employees and Agents. The Corporation may, but is not required to, indemnify any employee or agent of the Corporation who is not also a Director or officer of the Corporation if the determining group as specified in Section 7.04 determines that indemnification is proper in the specific case. (Sec. 145)

SECTION 7.09 Scope of Article. The indemnification and advancement of expenses, as authorized by this Article VII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office. (Sec. 145(f))

SECTION 7.10 Reliance on Provisions. Each person who shall act as a Director or officer of the Corporation, or a person serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VII, and the provisions of this Article VII shall be deemed a contract between the Corporation and such person.

SECTION 7.11 Insurance. The Corporation shall have the power to, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII. (Sec. 145(g))

SECTION 7.12 Rights Continue. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation, or a person serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person. (Sec. 145(j))

ARTICLE VIII

General Provisions

SECTION 8.01 Dividends. Subject to the provisions of the certificate of incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting in accordance with law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Secs. 170, 171, 173)

SECTION 8.02 Contracts. Except as otherwise provided in these bylaws, the Chairman of the Board of Directors, the President or a Vice President of the Corporation shall sign, in the name and on behalf of the Corporation, all deeds, bonds, contracts, mortgages and other instruments, the execution of which shall be authorized by the Board of Directors; provided, however, that the Board of Directors may authorize any other officer or officers or any agent or agents of the Corporation to sign, in the name and on behalf of the Corporation, any such deed, bond, contract, mortgage or other instrument. Such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors, and except in the ordinary course of business, no officer, agent or employee of the Corporation shall have power or authority to bind the Corporation by any contract or engagement or to pledge, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable in any amount in excess of $10,000. (Secs. 141, 142)

SECTION 8.03 Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate. (Secs. 141, 142)

SECTION 8.04 Amendment of Bylaws. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the Stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular or special meeting of the Stockholders or of the Board of Directors, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. (Sec. 109)

Approved by the Board of Directors as of the 18th day of September, 2007.